Exhibit 31(b)

CERTIFICATION

I, VINCENT SORGI, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of PPL Electric Utilities Corporation (the "registrant") for the year ended December 31, 2009; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2010	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller PPL Electric Utilities Corporation